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                                                                  EXHIBIT 17(a)

RULE 24f-2 NOTICE

FOR

Fortis Growth Fund, Inc.
2-24652

For Fiscal Year Ended
August 31, 1995

Shares registered under the Securities Act
of 1933, other than shares registered
pursuant to this section, which remained
unsold at the beginning of the above
fiscal year.       0
              -----------

Number of shares registered during the
above fiscal year other than pursuant to
this rule.       0
            -----------

Net shares sold during the above fiscal
year.    -454,713
       -------------

Shares registered under the Securities Act
of 1933, other than shares registered
pursuant to this section, which remained
unsold at the end of the above fiscal year.
      0
 -----------

Net aggregate amount sold during the
above year in reliance upon registration
pursuant to this rule.    -$14,115,650
                        ----------------

Sales Proceeds            115,855,814
Redeemed Value           -129,960,464
Redeemed Value Used       -14,115,650
Divided by 2900 +=              - 0 -

Dated:  October 26, 1995
        ----------------

  /s/ Tamara L. Fagely
----------------------------------
Tamara L. Fagely
Treasurer